Exhibit 99.1

John Deere Owner Trust 2004

Statement to Certificateholders

$205,000,000   Class A-1 1.14% Asset Backed Notes due May 13, 2005

$186,000,000   Class A-2 1.68% Asset Backed Notes due November 15, 2006

$185,000,000   Class A-3 2.32% Asset Backed Notes due December 17, 2007

$158,280,000   Class A-4 3.02% Asset Backed Notes due March 15, 2011

$  18,930,000   Class B 2.90% Asset Backed Notes due March 15, 2011

$    3,778,476   Asset Backed Certificates

Payment Date:		15-Feb-05

(1) Amount of principal being paid or distributed:

(a)	A-1 Notes:	$28,709,732.92
	per $1,000 original principal amount:	$140.05

(b)	A-2 Notes:	$2,143,949.96
	per $1,000 original principal amount:	$11.53

(c)	A-3 Notes:	$0.00
	per $1,000 original principal amount:	$0.00

(d)	A-4 Notes:	$0.00
	per $1,000 original principal amount:	$0.00

(e)	B Notes:	$76,136.06
	per $1,000 original principal amount:	$4.02

(f)	Certificates:	$0.00
	per $1,000 original principal amount:	$0.00

(g)	Total:	$30,929,818.94

(2) Amount of interest being paid or distributed:

(a)	A-1 Notes:	$25,455.96
	per $1,000 original principal amount:	$0.12

(b)	A-2 Notes:	$260,400.00
	per $1,000 original principal amount:	$1.40

(c)	A-3 Notes:	$357,666.67
	per $1,000 original principal amount:	$1.93

(d)	A-4 Notes:	$398,338.00
	per $1,000 original principal amount:	$2.52

(e)	B Notes:	$45,747.50
	per $1,000 original principal amount:	$2.42

(f)	Certificates:	$0.00
	per $1,000 original principal amount:	$0.00

(g)	Total:	$1,087,608.13

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(3) After giving effect to distributions on this Payment Date:

(a)	(i)	outstanding principal amount of A-1 Notes:	$0.00
(ii)	A-1 Note Pool Factor:	0.0000000

(b)	(i)	outstanding principal amount of A-2 Notes:	$183,856,050.04
(ii)	A-2 Note Pool Factor:	0.9884734

(c)	(i)	outstanding principal amount of A-3 Notes:	$185,000,000.00
(ii)	A-3 Note Pool Factor:	1.0000000

(d)	(i)	outstanding principal amount of A-4 Notes:	$158,280,000.00
(ii)	A-4 Note Pool Factor:	1.0000000

(e)	(i)	outstanding principal amount of B Notes:	$18,853,863.94
(ii)	B Note Pool Factor:	0.9959780

(f)	(i)	Certificate Balance	$3,778,476.00
(ii)	Certificate Pool Factor:	1.0000000

(4) Note Value at end of related Collection Period:	$549,768,389.99

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period:	$543,534,610.33

(6) Pool Face Amount at the end of the related Collection Period:	$595,717,482.17

(7) Amount of Servicing Fee:	$477,373.99
per $1,000 original principal amount:	$0.63
Amount of Servicing Fee earned:	$477,373.99
Amount of Servicing Fee paid:	$477,373.99
Amount of Servicing Fee shortfall:	$0.00

(8) Amount of Administration Fee:	$100.00

(9) Aggregate Purchased Receivables for Collection Period:	$0.00

(10) Amount in Reserve Account:	$13,247,299.00
Specified Reserve Account Balance:	$13,247,299.00

(11) Scheduled Payments of Receivables 60 days or more past due:	$901,182.00

(12) Scheduled Payments of Receivables 60 days or more past due as a % of Pool Balance:	0.17%

(13) Face Amount of Receivables 60 days or more past due:	$8,181,591.00

(14) Face Amount of Receivables 60 days or more past due as a % of the Pool Face Amount:	1.37%

(15) Aggregate amount of realized losses for the collection period	$3,299.40

(16) Aggregate amount of realized losses since 21-Apr-04	$73,576.68

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